Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2007 Stock Incentive Plan of Airvana, Inc. of our report dated February 29, 2008, with respect to the consolidated financial statement of Airvana, Inc., included in its Annual Report on Form 10-K for the year ended December 30, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
August 6, 2008